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                            ARTICLES OF INCORPORATION

                                       OF

                                INTERGAMES, INC.

     The undersigned, a natural person of the age of eighteen years or more, acting as sole incorporator of a corporation under the provisions of the Texas Business Corporation Act, adopts the following Articles of Incorporation:

                                    ARTICLE 1

     The name of the Corporation is InterGames, Inc.

                                    ARTICLE 2

     The period of duration of the Corporation is perpetual.

                                    ARTICLE 3

     The purpose for which the Corporation is organized is the transaction of any or all lawful business.

                                    ARTICLE 4

     The aggregate number of shares of capital stock which the Corporation shall have authority to issue is ten million (10,000,000) shares, composed of one class of eight million (8,000,000) shares of Common Stock with the par value of one cent ($0.01) per share; and another class of two million (2,000,000) shares of Serial Preferred Stock, par value $0.10 per share. The Serial Preferred Stock may be issued in one or more series, from time to time, at the discretion of the Board of Directors without the necessity of stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers) and such designations, powers, preferences and relative, participating, optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any series of Serial Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue. The Board of Directors shall have the power and authority at any time and from time to time without the necessity of stockholder approval to issue, sell, or otherwise dispose of any authorized and unissued shares of any class of stock of the Corporation to such persons or parties, including the holders of any class of stock, for such

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consideration (not less than the par value, if any, thereof) and upon such terms and conditions as the Board of Directors in its discretion may deem for the best interests of the Corporation.

                                    ARTICLE 5

     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                    ARTICLE 6

     No holder of any shares of any class of stock of the Corporation shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (1) any unissued or treasury shares of any class of stock (whether now or later authorized) of the Corporation; (2) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares; (3) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities; (4) any other securities that may be issued or sold by the Corporation, other than such (if any) as the Board of Directors of the Corporation, in its sole and absolute discretion, may determine from time to time.

                                    ARTICLE 7

     Cumulative voting by the shareholders of the Corporation at any election for Directors is expressly prohibited. The shareholders entitled to vote for Directors in such election shall be entitled to cast one vote per directorship for each share held, and no more.

                                    ARTICLE 8

     Except as expressly prohibited by the Texas Business Corporation Act, any action requiring a vote of the shareholders can be approved by the affirmative vote of the holders of outstanding shares of the Corporation representing a majority of the aggregate votes entitled to vote thereon, or if different classes of stock are outstanding and if voting by different classes has been expressly provided, then any action requiring a vote of the shareholders can be approved by the affirmative vote of the holders of a majority of the votes of shareholders of each class that has been granted such class voting rights.

                                    ARTICLE 9

     The directors of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for acts or omissions that occur in the directors' capacity as directors. This article does not limit the liability of the directors for acts or omissions for: (1) a breach of the duty of loyalty to the Corporation or its shareholders or members; (2) a bad faith breach of

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a director's duty to the Corporation, intentional misconduct, or a knowing violation of the law; (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (4) an act or omission for which the liability of a director is expressly provided by an applicable statute. The Corporation shall indemnify every proposed, present or former director, officer, employee or agent of the Corporation, or any person who may have served at its request in a similar capacity against judgments, penalties, fines, settlements and all other costs, expenses or assessments to the fullest extent permitted by law including paying expenses in advance of the final disposition of such matter. The indemnification provided herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such director or officer. Any repeal or amendment of this Article 9 shall not diminish the rights of any such directors, officers, employee or agent or the obligations of the Corporation with respect to any claim arising from or related to the services of such person in any of the foregoing capacities prior to any such repeal or amendment.

                                   ARTICLE 10

     Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless within 60 days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Article, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the president or principal executive officer of the Corporation.

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     A telegram, telex, cablegram, or similar transmission by a shareholder, or photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder.

     Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to this action.

                                   ARTICLE 11

     The address of the registered office of the Corporation is 6034 W. Courtyard, Suite 150, Austin, Texas 78730 and the name of the initial registered agent of the Corporation at such address is Frank Arnold.

                                   ARTICLE 12

     The initial Board of Directors shall consist of one (1) member who shall serve as the director until the first annual meeting of shareholders or until his successors shall have been elected and qualified and whose name and address is as follows,

     Name                          Address
     ----                          -------
     Donald Daniels                2525 Wallingwood Drive, #1-B
                                   Austin, Texas  78746

                                   ARTICLE 13

     The name and address of the incorporator of the Corporation is as follows:

     Name                          Address
     ----                          -------
     Donald Daniels                2525 Wallingwood Drive, #1-B
                                   Austin, Texas  78746


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     IN WITNESS WHEREOF, I have hereunto set my hand as of this 1st day of
October, 1996.



                                       /s/ Donald Daniels
                                       ----------------------------------



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